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Travelscope Agreement and Plan of Reorganization                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF January 31, 2000 (this "Agreement"), by and among Expedia, Inc., a Washington corporation ("Expedia"), Travel Enterprises, Inc., a wholly owned subsidiary of Expedia and a Delaware corporation ("Sub"), Travelscape.com, Inc., a Delaware corporation ("Company"), and the undersigned security holders of Company (the "Principal Shareholders").

                                    RECITALS

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Expedia, Sub, Company, and the Principal Shareholders hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER


     1.1  Effective Time of the Merger. Subject to the provisions of this
          ----------------------------
Agreement, Sub will be merged with and into Company (the "Merger"). A Certificate of Merger and any other required documents (collectively, the "Merger Documents"), substantially in the forms attached as Exhibit 1.1, respectively, shall be duly prepared, executed, and acknowledged by Company and Sub, and thereafter delivered to the Secretary of State of Delaware for filing, as provided in the Delaware General Corporation Law (the "DGCL"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective at such time as the Merger Documents have been filed with the Secretary of State of Delaware or at such time thereafter as is provided in the Merger Documents (the "Effective Time"). Solely for purposes of clarification, Company and the Principal Shareholders acknowledge and agree that Expedia will have no obligation to make any payment or issue any shares under this Agreement until Expedia has received written confirmation from the Secretary of State of Delaware of the effectiveness of the Merger and Expedia acknowledges and agrees that Expedia will have no right to the business of the Company until the Principal Shareholders have received written confirmation from the Secretary of the State of Delaware of the effectiveness of the Merger.

     1.2  Closing. The closing of the Merger (the "Closing") will take place at
          -------
10:00 a.m., Pacific time as soon as practicable (but no more than five (5) business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VI that by their terms are not to occur at the Closing (the "Closing Date"), at the offices of Preston Gates & Ellis LLP in Seattle, Washington, unless another time, date, or place is agreed to in writing by the parties hereto. Any party to this Agreement, including such party's representative(s), may participate in the Closing telephonically.

     1.3  Effects of the Merger. At the Effective Time, (i) Sub shall be merged
          ---------------------
with and into Company (Company after the Merger is sometimes referred to herein as the "Surviving

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Corporation"), (ii) the Certificate of Incorporation of Company shall be the
Certificate of Incorporation of the Surviving Corporation, as duly amended,
(iii) the Bylaws of Company shall be the Bylaws of the Surviving Corporation until duly amended, (iv) the directors of Sub shall be the directors of the Surviving Corporation, (v) the officers of Sub shall be the officers of the Surviving Corporation, (vi) the issued and outstanding capital stock of Sub shall become the issued and outstanding capital stock of the Surviving Corporation, and (vii) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

     1.4  Conversion of Company Securities.
          --------------------------------

          1.4.1  Company Shares.
                 --------------

          (a) Each issued and outstanding Company Common Share and each issued and outstanding Company Preferred Share (each as defined in Section 2.1.2 hereto), but excluding any Eligible Dissenting Shares, as defined in Section 1.10, shall, at the Effective Time, by virtue of the Merger, be converted, without any action on the part of the holders thereof, into and Expedia shall thereupon issue to the holders of the Company Common Shares and the Company Preferred Shares a number of Expedia Common Shares ("Expedia Common Shares"), pursuant to an exchange ratio ("Exchange Ratio") calculated in accordance with the following and rounded to the nearest ten thousandth:

          (i) Where the Expedia Closing Price (as defined below) is equal to or less than 40.4126 per share but greater than or equal to 25.4126 per share, the Exchange Ratio shall be equal to the quotient of the Adjusted Company Share Price (as defined in Section 1.5) divided by the Initial Expedia Price (as defined below);

          Solely for purposes of example, where Initial Expedia Price is $35 at signing and the Final Expedia Price is anywhere between $27.51 and $42.49 at Closing and the price per Company Share is not adjusted (i.e. $5.1446), the Exchange Ratio will be equal to $5.1446/$35, or .1470 Expedia Common Shares per Company Share Equivalent.

          (ii) Where the Expedia Closing Price is greater than 40.4126, the Exchange Ratio shall be equal to the quotient of the Adjusted Company Share Price divided by 40.4126; and

          Solely for purposes of example, where the Initial Expedia Price is $35 at signing and the Final Expedia Price is $50.00 at Closing and the price per Company Share is not adjusted (i.e. $5.1446), the Exchange Ratio will be equal to $5.1446/$42.50, or .1210 Expedia Common Shares per Company Share Equivalent.

          (iii) In the event that upon such time as the conditions to closing the Merger set forth in Article VI have been satisfied or waived the Expedia Closing Price is less than 25.4126 but greater than 20.4126, the Board of Directors of the Company shall have the right to terminate this Agreement (such authority having been granted by the holders of Company Shares by approving the Merger in accordance with the DGCL), provided,

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     however, that no such right to terminate shall apply if Expedia shall offer, in its sole discretion, to deliver Expedia Common Shares at an Exchange Ratio equal to the quotient of the Adjusted Company Share Price divided by 25.4126.

          Solely for purposes of example, where the Initial Expedia Price is $35 at signing and the Final Expedia Price is $22 at Closing and the price per Company Share is not adjusted (i.e. $5.1446), the Exchange Ratio will be equal to $5.1446/$27.50, or .1871 Expedia Common Shares per Company Share Equivalent.

          (iv) In the event that upon such time as the conditions to closing the Merger set forth in Article VI have been satisfied or waived the Expedia Closing Price is less than 20.4126, the Board of Directors of the Company shall have the right to terminate this Agreement (such authority having been granted by the holders of Company Shares by approving the Merger in accordance with the DGCL).

          (b) Notwithstanding the foregoing, each issued and outstanding Company Common Share, but excluding any Eligible Dissenting Shares, held by Holders (as defined in Section 1.4.5) who upon the conversion of Company Shares into Expedia Common Shares set forth in subsection (a), above, would be entitled to receive a number of Expedia Common Shares which when multiplied by the Initial Expedia Price as of the Effective Time would be equal to $140,000 or less, shall at the Effective Time, by virtue of the Merger, and in lieu of the conversion set forth in subsection (a), above, be converted, without any action on the part of the holders thereof, into the right to receive and Expedia shall promptly thereafter deliver immediately available funds equal to the Adjusted Company Share Price as of the Effective Time.

          (c) Schedule 1.4 sets forth as of the date hereof: (i) the Company Common Shares, and all other rights to purchase any securities convertible into Company Common Shares, (ii) the number of Company Common Share Equivalents as of such date, and (iii) a pro forma computation of the consideration payable per Company Common Share Equivalent, the Exchange Ratio and the Expedia Common Shares to be issued in accordance with subsection (a), above or cash deliverable in accordance with subsection (b), above, as of the Closing using an assumed Expedia Closing Price (as defined below) as of such date. Schedule 1.4 shall be revised and updated as of the Closing Date using the actual Expedia Closing Price and reflecting any changes in Company Common Share Equivalents.

          (d) For purposes of this Agreement, the "Expedia Closing Price" shall mean the Expedia Average Price (as defined below) as of two (2) trading days prior to the date set for Closing in accordance with Section 1.2. For purposes of this Agreement, the "Initial Expedia Price" shall mean the Expedia Average Price as of two (2) trading days prior to the execution of this Agreement. For purposes of this Agreement, "Expedia Average Price" shall mean the average price as publicly reported for the Nasdaq Stock Market as of 4:00 p.m. Eastern Time of Expedia Common Shares over the last five (5) trading days prior to a specified date, rounded to the nearest one hundredth of one cent. For purposes of this Agreement, "Company Common Share Equivalents" shall mean all Company Common Shares (as defined in Section 2.1.2) and all other securities convertible into and rights to purchase Company Common Shares (in each

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instance assuming full exercise of the right to convert into or purchase Company
Common Shares) outstanding as of immediately prior to the Closing, but excluding Company Common Share Equivalents, if any, which expire on or before the Closing Date.

          1.4.2  Company Options.
                 ---------------

               (a) Not less than seventeen (17) days prior to the anticipated Closing Date, the Company shall provide to each of the holders of then outstanding Company Options (as defined in Section 2.1.2) notice that, in accordance with the Company Stock Plan (as defined in Section 2.1.2) but subject to subsection (b), immediately below, each Company Option shall be accelerated and the holders of Company options shall be given the opportunity to exercise their Company Options for Company Common Shares. Such notice shall provide that exercise may be made on a "net" basis (meaning that such Company Option shall be exercised for the number of Company Common Shares underlying such option minus the quotient of the aggregate exercise price for such Company Options divided by Adjusted Company Share Price. Schedule 1.4 has been prepared on the basis that assumes that all holders avail themselves of the right to exercise on an net basis. Any unvested Company Options held by persons other than Company employees as of the Effective Time shall be canceled as of the Effective Time.

               (b) Notwithstanding the provisions of subsection (a) immediately above, any and all Company Options held by certain persons who continue as employees of Company or Expedia in senior management positions ("Senior Managers") or as consultants of Company or Expedia following the Closing shall be converted into a nonqualified stock option ("Expedia Option") to purchase Expedia Common Shares in accordance with the offer letters or consulting agreements of such persons with Expedia.

          1.4.3  Founder Shares. The Expedia Common Shares issuable pursuant to
                 --------------
this Agreement to Thomas Breitling and Timothy Poster (the "Founders"), but excluding the 10 percent (10%) of the shares held in escrow pursuant to Section 1.4.5, will be subject to certain other contractual restrictions set forth in the offer letters between the Founders and Expedia.

          1.4.4  Fractional Securities. No fraction of a Expedia Common Share or
                 ---------------------
Expedia Option exercisable for a fraction of a Expedia Common Share will be issued in the Merger. In lieu of such issuance, all Expedia Common Shares issued to the Company shareholders shall be rounded to the closest whole Expedia Common Share, and the number of Expedia Common Shares subject to any Expedia Option shall be rounded to the nearest whole number of Expedia Common Shares.

          1.4.5  Escrow Securities. Ten Percent (10%) of the Expedia Common
                 -----------------
Shares to be issued in the Merger shall be held by the Escrow Agent pursuant to the Escrow Agreement attached as Exhibit 1.4.5 ("Escrow Agreement") to secure claims by Expedia for indemnification pursuant to Article VII hereof. For avoidance of doubt, the ten percent (10%) of Expedia Common Shares to be held in escrow shall include Founder Shares and shares received upon exercise vested and accelerated Company Options, but shall not include unvested Company Options to be converted upon the Effective Time into Expedia Options, and cash received in lieu of Expedia common Shares in accordance with Section 1.4.1(b) shall not be subject to escrow.

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

The Expedia Common Shares to be held on behalf of the holders of Company Common Shares and Expedia Preferred Shares as of the Effective Time (collectively, the "Holders") are set forth on Schedule 1.4 on a pro forma basis which shall be revised as of Closing. Execution of the Escrow Agreement by each Holder receiving Expedia Common Shares under Section 1.4.1(a) (or any attorney in fact appointed by such Holder) is a condition precedent to receiving the Expedia Common Shares by such Holder.

     1.5  Price Per Company Share. The term "Adjusted Company Share Price" shall
          -----------------------
mean Five United States Dollars and Fourteen and Fourty Six Hundredths Cents (U.S.$5.1446) per Company Share and Company Share Equivalent, provided that, in the event that the Company's Net Liabilities, as defined below, set forth on the Company's Final Pro Forma Closing Balance Sheet (as defined in Section 2.1.6 hereof) are greater than the amount of Net Liabilities set forth on the balance sheet in the Company's Financial Statements (as defined in Section 2.1.6) of December 31, 1999 (the amount of such difference being hereinafter referred to as "Increased Liabilities"), then the Adjusted Company Share Price shall be equal to the product of $5.1446 multiplied by a fraction, the numerator of which is $100,000,000 minus the Increased Liabilities and the denominator of which is $100,000,000. For purposes of the foregoing, "Net Liabilities" as of December 31, 1999 shall mean total liabilities, less the sum of (a) deferred revenue, accounts payable and accrued expenses up to 70% of previous 90 days gross bookings, plus (b) Current assets at December 31, 1999; and "Net Liabilities" on the Company's Final Pro Forma Closing Balance Sheet shall mean total liabilities, less the sum (a) deferred revenue, accounts payable and accrued expenses up to 70% of previous 90 days gross bookings, plus (b) Adjusted Current Assets (as defined below) at the Closing. "Adjusted Current Assets" shall be computed as follows: Current assets plus: (i) capital expenditures of up to $166,667 per month made between December 31, 1999 and Closing, (ii) expenses incurred that are directly attributable to this transaction up to the amount set forth on the estimate delivered under Section 5.4, (iii) security deposits made between December 31, 1999 and Closing, and (iv) beginning in March 2000, the expected EBITDA loss of $927,226 in March 2000 and $714,362 in April 2000 (for purposes of this calculation, the Closing date will be rounded to the nearest half month). In the event that the certain Engagement Letter between CIBC World Markets and Company dated July 2, 1999, shall not be terminated or released in full to the reasonable satisfaction of Expedia on or prior to Closing, the Adjusted Company Share Price shall be further adjusted to be equal to the product of the Adjusted Company Share Price calculated in accordance with the above multiplied by .9868.

     1.6  Delivery of Certificates or Cash. At or as soon as practicable after
          --------------------------------
the Effective Time, Expedia will send to the holders of Company Shares (i) a letter of transmittal in customary form and containing such provisions as Expedia may reasonably specify (including a notice of election to opt out of registering for sale Expedia Common Shares subject to registration under Section 1.9.2), and (ii) instructions for use in effecting the surrender of certificates representing Company Shares in exchange for either certificates representing Expedia Common Shares or cash in accordance with Section 1.4.1. After the Effective Time, and after receiving such letter of transmittal, each Shareholder of a certificate or other documentation representing Company Shares, other than Eligible Dissenting Shares, shall surrender such certificates or other documentation to Expedia or the exchange agent designated by Expedia and letter of transmittal, and those Holders whose Company Shares are converted into Expedia Common Shares under

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

Section 1.4.1(a) shall in addition deliver duly executed counterparts of the Investment Agreement (as defined in Section 5.1) and Escrow Agreement and such other duly executed documentation as may be reasonably required by Expedia or the exchange agent to effect a transfer of such shares. Promptly following such surrender and delivery each Holder shall be entitled to receive either a certificate or other documentation for the applicable number of Expedia Common Shares calculated pursuant to Section 1.4.1(a), except as provided in Section 1.4.5, or cash calculated pursuant to Section 1.4.1(b), which shall be delivered by check. If any certificate representing Company Shares shall have been lost, stolen or destroyed, Expedia may, in its discretion and as a condition precedent to the delivery of consideration hereunder, require the owner of such lost, stolen or destroyed certificate representing Company Shares to provide an appropriate affidavit and indemnity against any claim that may be made against Expedia or the Surviving Corporation with respect to such certificate representing Company Shares. Execution and delivery of an Escrow Agreement and an Investment Agreement shall be a condition precedent to the issuance of the Expedia Common Shares to each Holder whose Company Shares are converted into Expedia Common Shares under Section 1.4.1(a).

     1.7  Tax-Free Reorganization. The Merger is intended to be a
          -----------------------
"reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under
Section 368 of the Code. Notwithstanding the foregoing, no party shall be relieved of any obligation or denied any right set forth hereunder in the event it is determined that the tax consequences differ from those intended or those described in the solicitation statement/private placement memorandum (if any) or otherwise.

     1.8  No Further Ownership Rights in Company Common Shares or Company
          ---------------------------------------------------------------
Options. All Expedia Common Shares issued on or after the Effective Time upon
-------
cancellation of the Company Common Shares or replacement of the Company Options in accordance with the terms hereof shall respectively be deemed to have been delivered in full satisfaction of all rights pertaining to the Company Common Shares or the Company Options. After the Effective Time, there shall be no transfers on the stock transfer books of Company of the Company Common Shares or the Company Options.

     1.9  Regulation D and Registration Statements.
          ----------------------------------------

          1.9.1  Regulation D Offering. Each holder of Company Shares shall
                 ---------------------
execute such documents as may be reasonably required by Expedia to determine such holder's qualification as an "accredited investor," as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "1933 Act") or as a person with the financial sophistication required to be a purchaser pursuant to Rule 506(b)(2)(ii) of Regulation D. Company agrees, if required under the provisions of Rule 506, to provide, at its sole expense, any shareholder reasonably determined by Expedia as not having the requisite financial sophistication with a purchaser representative who can provide such shareholder with the requisite financial sophistication.

          1.9.2  Registration Rights.
                 -------------------

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               (a)  Expedia shall prepare and file with the Securities and
Exchange Commission registration statements on the form under the 1933 Act that Expedia determines to be the least burdensome available (such registration statement and the prospectus included therein being referred to as the "Registration Statement", regardless of the form actually used) to register for resale Expedia Common Shares issued in the Merger to the Company shareholders, and their permitted transferees (collectively, the "New Expedia Shareholders"), and shall use its commercially reasonable efforts to have pursuant to this paragraph (a) no more than one such Registration Statement declared effective under the 1933 Act by and kept continuously effective during the following dates and upon the following conditions:

               (i) From May 15, 2000 through June 16, 2000, provided that Expedia shall receive a demand for registration as of such dates from holders of not less than twenty five percent (25%) of the Expedia Common Shares issued in the Merger on or prior to April 1, 2000 if the Effective Time has occurred prior to April 1, 2000 or April 8, 2000 if the Effective Time has occurred after April 1, 2000 and on or prior to April 8, 2000.

               (ii) From August 1, 2000 through August 13, 2000, provided that Expedia shall receive a demand for registration as of such dates from holders of not less than twenty five percent (25%) of the Expedia Common Shares issued in the Merger after April 8, 2000 and on or prior to July 1, 2000 and, provided that no Registration Statement was made effective pursuant to subsection (i), above, unless such lack of effectiveness resulted from a withdrawal of the demand for such registration or the failure of the holders of Expedia Common Shares making such demand to provide to Expedia the requisite information for such filing or through other fault of the holders of Expedia Common Shares.

Upon receipt of a demand under (i) or (ii) above, Expedia shall within five (5) business days thereafter deposit with the United States post office or national courier service notice to holders making such demand of Expedia's election whether the Registration Statement to be filed shall be for an underwritten secondary offering, an underwritten primary offering by Expedia in which holders issuing such demand shall be permitted to participate, or a secondary offering under Section 415 under the 1933 Act. An underwritten primary offering by Expedia may include an offering of Expedia Common Shares, derivative instruments that are economically substantially equivalent to Expedia Common Shares, or securities convertible into either Expedia Common Shares or derivative instruments that are economically substantially equivalent to Expedia Common Shares. Should Expedia elect to undertake any such underwritten primary offering after receiving a demand under subsection (i), Expedia will include in such registration first, the aggregate number of securities to be issued by Expedia, and second, as many of the shares of Expedia Common Shares covered by the demand made under (i) as the managing underwriter shall determine is its sole discretion are permitted by market conditions, provided that in no event shall the shares of such holders included in such demand be less than the greater of
(A) 15% of the Expedia Common Shares issuable under the Registration Statement for such offering or (B) Expedia Common Shares with a value of $22.5 million at the time of such offering, provided that no more than 750,000 shares shall be registered pursuant to this clause (B). Expedia shall select the managing underwriters for any underwritten offering made pursuant to this subsection in its sole discretion. Each Registration Statement shall list as selling

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shareholders each New Expedia Shareholder still holding Expedia Common Shares that has (A) provided to Expedia the requisite information for such filing and
(B) requested to be included in such demand on or prior to last date required to make such request. Notwithstanding the foregoing, if Expedia shall furnish the New Expedia Shareholders entitled to be listed as selling shareholders on a Registration Statement under this subsection a certificate signed by an officer of Expedia stating that in the good faith judgment of the Board of Directors of Expedia, it would be detrimental to Expedia for such Registration Statement to be filed or made effective, then Expedia shall have the right to defer such filing or the effective date of such Registration Statement until the next date upon which Expedia would be obligated to use its commercially reasonable efforts to make a Registration Statement effective, provided that Expedia shall not have the right to defer any such filing more than once.

               (b) If at any time after the Effective Time, Expedia proposes to register any Expedia Common Shares, derivative instruments that are economically substantially equivalent to Expedia Common Shares, or securities convertible into either Expedia Common Shares or derivative instruments that are economically substantially equivalent to Expedia Common Shares under the 1933 Act on any Registration Statement (other than a registration statement subject to Section 1.9.2 (b)) prescribed by the Securities Exchange Commission, which registration shall permit a public secondary offering or distribution (other than any form solely for registration of securities issuable pursuant to employee equity or option ownership plans or as consideration for business combinations), not less than thirty (30) days prior to each such registration, Expedia shall give to the New Expedia Shareholders written notice of such proposal which shall describe in detail the proposed registration and distribution and, upon the written request of any New Expedia Shareholders given within fifteen (15) days after the date of any such notice, provided that such holders shall have provided to Expedia the requisite information for such filing, proceed to include in such registration such Expedia Common Shares as have been requested by any such holder to be included in such registration. Expedia will in each instance use its commercially reasonable efforts to cause Expedia Common Shares subject to such request to be registered under the 1933 Act; provided, that in the event such registration is an underwritten primary offering on behalf of Expedia and the managing underwriters advise Expedia in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, Expedia will include in such registration (i) first, the aggregate number of securities to be issued by Expedia, (ii) second, the shares of Expedia common stock registrable under any demand for registration giving rise to the right of registration of New Expedia Shareholders under this subsection (b); and
(iii) third, Expedia Common Shares requested to be included in such registration under this subsection (b) together with other securities requested to be included in such registration, such shares to be treated on a pro rata basis. Expedia shall select the managing underwriters for any offering made pursuant to this subsection (b) in its sole discretion.

               (c) As soon as practicable after Form S-3 becomes available to Expedia, provided that Expedia Common Shares held by New Expedia Shareholders remain outstanding at such time, Expedia shall prepare and file with the Securities Exchange Commission a Registration Statement on Form S-3 to register for resale Expedia Common Shares issued in the Merger to the New Expedia Shareholders. Expedia shall use its commercially

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reasonable efforts to have such Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. Expedia shall use its commercially reasonable efforts to cause such registration statement to continue to be effective and the prospectus contained therein to be updated as reasonably deemed necessary by Expedia to enable the New Expedia Shareholders to resell the Expedia Common Shares that were issued in the Merger.

               (d) Expedia shall use its commercially reasonable efforts to cause any Registration Statement filed under Sections 1.9.2(a), 1.9.2(b) and 1.9.2(c) to continue to be effective during the time specified for such and the prospectus contained therein to be updated during such time to enable the New Expedia Shareholders making a demand for registration under subsection (a) or exercising their rights under subsection (b) or entitled to registration under subsection (c) to resell during such time the Expedia Common Shares that were issued in the Merger over the Nasdaq Stock Market or such other national market as Expedia Common Shares may be traded. Expedia shall also endeavor to take any action required to be taken under any applicable state securities laws in connection with the issuance of Expedia Common Shares in the Merger and the resale of those shares pursuant to the Registration Statement. Expedia agrees to use its commercially reasonable efforts to cause the Expedia Common Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of such Expedia Common Shares to consummate the disposition of such Expedia Common Shares and cause all such Expedia Common Shares to be listed on each securities exchange or national quotation system on which Expedia's common stock is then listed. Each holder of shares covered by a Registration Statement agrees that if (i) Expedia determines that the prospectus in such Registration Statement needs to be amended or supplemented to comply with the requirements of the 1933 Act, (ii) a stop order suspending the effectiveness of the registration statement is issued by the Securities Exchange Commission, or (iii) Expedia shall, in good faith and for business reasons, enter into negotiations relating to or otherwise commence a material business transaction, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, then Expedia shall promptly notify each such holder and each such holder shall immediately cease making offers and sales of Expedia Common Shares and return all remaining prospectuses to Expedia. Any New Expedia Shareholder selling stock registered under the Registration Statement shall indemnify Expedia, its officers and directors, each underwriter and selling broker, if any, and each person, if any, who controls Expedia, against liability (including liability under the 1933 Act and the Securities Exchange Act of 1934 ("1934 Act") arising by reason of any statement contained in the Registration Statement, that such New Expedia Shareholder provided to Expedia in writing explicitly for use in the Registration Statement, being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in the Registration Statement, in the circumstances in which they are made, not be misleading; provided, however, that any obligation of any New Expedia Shareholder to provide indemnity hereunder shall not exceed the proceeds received by such New Expedia Shareholder from a sale of Expedia Common Shares under the Registration Statement. Expedia shall indemnify each New Expedia Shareholder selling stock registered under the Registration Statement, and each underwriter and selling broker, if any, against liability (including liability under the 1933 and 1934 Acts) arising by reason of any statement (other than a statement provided by such New Expedia Shareholder as described above) in the Registration Statement included therein being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in or incorporated by reference in the Registration Statement, in the circumstances in which they are made, not be misleading. Expedia may suspend sales of Expedia Common Shares pursuant to the Registration

Statement if it determines in good faith that such statements are materially misleading or contain material omissions, provided that Expedia shall (a) make a corrective filing as soon as practicable, (b) use its commercially reasonable efforts to cause any amendment to the Registration Statement to be declared effective and (c) use its commercially reasonable efforts to cause the Registration Statement to become useable as soon as practicable thereafter.

               (e) Notwithstanding the foregoing, no holder of Expedia Common Shares received on account of Company Warrants shall be entitled to have their Expedia Common Shares registered under any Registration Statement under this
Section 1.9.2 unless such holder shall have exercised such Company Warrants in accordance with Section 6.2.16. The obligations of Expedia pursuant to this
Section 1.9.2 shall expire on the earlier of (i) the sale or other disposition of all of the Expedia Shares issued in the Merger (excluding any Expedia Shares which are subject to, or acquired pursuant to the exercise of, Expedia Options more than five (5) weeks after the Effective Time), or (ii) the ability of all New Expedia Shareholders to dispose of all such shares within a single three (3) month period pursuant to Rule 144 under the 1933 Act provided Rule 144 is available for sales by such New Expedia Shareholders. Expedia shall, at its cost and expense, provide the holders of Expedia Common Shares issued pursuant to the Merger with copies of prospectuses as such holders may request. Expedia shall pay all expenses incident to the performance by it of its registration obligations under this Section 1.9.2. The Holders selling Expedia Common Shares pursuant to this Section 1.9.2 shall be responsible for the payment of any brokerage and sales commission, fees and expenses of any counsel retained by such Holders, and any transfer taxes relating to the sale or disposition of such shares.

          1.9.3  S-8 Registration Statement. Expedia shall cause the Expedia
                 --------------------------
Common Shares issuable upon exercise of the replacement Expedia Options to be registered, or to be issued pursuant to a then effective registration statement on Form S-8 ("S-8"), no later than thirty (30) calendar days after the Effective Time and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such replacement Expedia Options remain outstanding.

     1.10  Appraisal Rights. Notwithstanding any provision of this Agreement to
           ----------------
the contrary, each outstanding share of Company Shares, as defined below, the holder of which has demanded and perfected such holder's right to an appraisal with respect to the Merger and to be paid the fair value of such shares in accordance with Section 262 et seq. of the DGCL and, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by the DGCL ("Eligible Dissenting Shares"). Company shall give Expedia (i) prompt written notice of any notice of intent to demand appraisal for any Company Shares, withdrawals of such notices, and any other instruments served pursuant to the DGCL or any other provisions of Delaware law and received by the Company, and
(ii) the opportunity to conduct jointly all negotiations and proceedings with respect to such demands for appraisal under the DGCL. Company shall not, except with the prior written consent of Expedia, voluntarily make any payment with respect to any demands for appraisal by holders of Company Shares or offer to settle or settle any such demands.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of Company and Principal Shareholders.
          --------------------------------------------------------------------
Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates and is delivered by Company to Expedia and Sub prior to the execution of this Agreement (the "Company Disclosure Schedule"), and whether or not the Company Disclosure Schedule is referred to in a specific section or subsection, Company and the Principal Shareholders, jointly and severally, represent and warrant to Expedia and Sub as follows:

          2.1.1  Organization, Standing and Power. Company is a corporation duly
                 --------------------------------
organized and validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Company. The Company Disclosure Schedule sets forth each jurisdiction in which the Company is so qualified, licensed or admitted to do business. As used in this Agreement, "Business Condition" with respect to any entity shall mean the business, financial condition, results of operations, assets or Prospects (as defined below) (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity or entities including Subsidiaries taken as a whole. In this Agreement, a "Subsidiary" of any corporation or other entity means a corporation, partnership, limited liability company or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity and "Prospects" shall mean events, conditions, facts or developments which are known to Company and which in the reasonable course of events are expected to have a material effect on future operations of the business as presently conducted by Company. Company has delivered or made available to Expedia complete and correct copies of the certificate of incorporation, bylaws, and/or other primary charter and organizational documents ("Charter Documents") of Company, in each case, as amended to the date hereof. The minute books and stock records of Company have been provided or made available to Expedia in their entirety and contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders of Company and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of Company Common Shares. The Company Disclosure Schedule contains a complete and correct list of the officers and directors of Company since its incorporation.

          2.1.2  Capital Structure.
                 -----------------

               (a) The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock, $0.01 par value, ("Company Common Shares") of which 15,042,500 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.01 par value, ("Company Preferred Shares," and together with the Company Common Shares, the "Company Shares") of which 1,272,569 have been designated as Series A Convertible

Preferred Stock of which all shares are issued and outstanding. As of the date hereof, 3,000,000 Company Common Shares are reserved for issuance upon the exercise of outstanding stock options under Company's 1998 Stock Plan (the "Company Stock Plan"), options for 2,275,000 Company Common Shares have been granted and 725,000 remain outstanding, and options to purchase 1,695,000 Company Common Shares have been issued outside of the Company Stock Plan and remain outstanding (together with options outstanding under the Company Stock Plan, the "Company Options") and warrants to purchase 1,003,585 Company Common Shares ("Company Warrants") are outstanding. All Company Warrants shall either be exercised for Company Common Shares (on a net exercise basis) effective as of the Closing Date and be reflected on the Schedule 1.4 as of the Effective Time, or at the Effective Time, terminated, provided, however, that the Company Warrants held by America West Airlines, Inc., Heidrick & Struggles, Inc. and Meristar Hotels & Resorts, Inc. ("Assumed Warrants") shall be assumed by Expedia and shall be exercisable for the number of Expedia Common Shares equal to the number of Company Common Shares underlying such Assumed Warrant multiplied by the Exchange Ratio, at an exercise price equal to the exercise price set forth in such Assumed Warrant divided by the Exchange Ratio. All Company Options shall, in accordance with Section 1.4.2, either be exercised for Company Common Shares effective two (2) days prior to the Closing Date or at such time be terminated, and Company Common Shares issued upon such exercise and such terminated Company Options shall be reflected on the Schedule 1.4 as of the Effective Time. All Company Common Share Equivalents and other securities outstanding as of January 29, 2000 are set forth on Schedule 1.4.

               (b) All outstanding Company Shares are, and any Company Shares issued upon exercise of any Company Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which Company is a party or by which Company may be bound. The Company Plan and the Company Options issued thereunder have been duly authorized in accordance with applicable law and are valid and enforceable in accordance with their terms. Except for the shares described above issuable pursuant to the exercise of Company Options and Company Warrants, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Company is a party or by which Company may be bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company, or obligating Company to grant, extend or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Company Shares on any matter ("Company Voting Debt") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby. No liquidation preferences are payable with respect to the capital stock of the Company as a result of the Merger. All Company Common Share Equivalents and other securities outstanding as of the date of this Agreement are set forth on Schedule 1.4, and no Company Common Share Equivalents are held by Company in its treasury. Other than Company Options subject to vesting as set forth in Schedule 1.4, none of the Company Shares are subject to conditional vesting, forfeiture or other similar restrictions.

          2.1.3  Authority. The execution, delivery, and performance of this
                 ---------
Agreement by Company (including but not limited to the execution, delivery, and performance of the agreements and transactions contemplated by this Agreement) has been duly authorized by all necessary action of the Board of Directors of Company. Certified copies of the resolutions adopted by the Board of Directors of Company approving this Agreement and the Merger have been provided to Expedia. Each of Company and the Principal Shareholders has duly and validly executed and delivered this Agreement and each of the agreements contemplated hereby, and this Agreement and each of the agreements contemplated hereby constitutes a valid, binding, and enforceable obligation of Company and each of the Principal Shareholders, as applicable, in accordance with its terms.

          2.1.4  Compliance with Laws and Other Instruments. Company holds, and
                 ------------------------------------------
at all times has held, all licenses, permits, and authorizations from all Governmental Entities, (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Company's Business Condition. There are no violations or claimed violations known by Company or any Principal Shareholder of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by Company and any Principal Shareholder nor the performance by Company and the Principal Shareholders of their obligations under this Agreement will, in any material respect, violate any provision of laws or will conflict with, result in the material breach of any of the terms or conditions of, constitute a material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or Company Common Shares pursuant to, any of the Charter Documents or any agreement (including, without limitation, government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which Company is a party or by which Company or any of its assets is bound or affected. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by or notice to (collectively "Consents"), any court, administrative agency, commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") or other third-party is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification report and all other required documents by Expedia and Company, and the expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) the filing of the appropriate Merger Documents with the Secretary of State of Delaware and except for such other Consents, which if not obtained or made would not have a material adverse effect on Company's Business Condition.

          2.1.5  Technology and Intellectual Property Rights.
                 -------------------------------------------

               (a) The "Company Intellectual Property" consists of the following:

               (i) all patents, trademarks, trade names, service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, net lists, schematics, technology, manufacturing processes, customer and supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) owned by Company;

               (ii) all goodwill associated with trademarks, trade names service marks and trade dress owned by Company;

               (iii) all software and firmware listings, and updated software source code, and complete system build software and instructions related to all software described in the Company Disclosure Schedule pursuant to Section 2.1.5(b) hereof owned by Company;

               (iv) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by Company;

               (v) all other tangible or intangible proprietary information and materials owned by Company; and

               (vi) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through (v) above;

that are being, and/or have been, used, or are currently under development for use, in the business of Company as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. Company Intellectual Property described in clauses (i) to (v) above is referred to herein as "Company Owned Intellectual Property" and Company Intellectual Property described in clause
(vi) above is referred to herein as "Company Licensed Intellectual Property." Unless otherwise noted, all references to "Company Intellectual Property" shall refer to both Company Owned Intellectual Property and Company Licensed Intellectual Property.

               (b) The Company Disclosure Schedule lists: (i) all patents, registered copyrights, mask works, trademarks, service marks, domain names, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the Company Owned Intellectual Property; (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by Company; (iii) all licenses, sublicenses and other agreements to which Company is a party and pursuant to which any end user or other third party is authorized to have access to or use the Company Intellectual Property or exercise any other right with regard thereto; (iv) all Company Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the Company); and (v) any obligations of exclusivity, noncompetition, nonsolicitation, first refusal or first negotiation to which Company is subject under any agreement concerning Company Intellectual Property that does not fall within the ambit of (iii) or (iv) above. The disclosures described in (iii), (iv), and (v) hereof include the names and dates of the relevant agreements, as well as the identities of the parties to the relevant agreements.

               (c) The Company Intellectual Property consists solely of items and rights which are either: (i) owned by Company by assignment or otherwise;
(ii) in the public domain; or (iii) rightfully used and authorized for use by Company and its successors pursuant to a valid license or other agreement. Company has all rights in the Company Intellectual Property necessary to carry out Company's current and anticipated future (up to the Closing) activities and has or had all rights in the Company Intellectual Property reasonably necessary to carry out Company's former activities, including without limitation, and solely to the extent necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), disclose, transmit, display and perform publicly, license, rent, lease, assign, and sell the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software and firmware listings that are part of the Company Owned Intellectual Property are adequately commented in accordance with generally accepted standard industry practices.

               (d) Company is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Company's obligations hereunder or thereunder, will Company be, in violation of any license, sublicense, or other agreement relating to the Company Intellectual Property to which Company is a party or otherwise bound. Except as specifically described in the Company Disclosure Schedule, Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Company or its successors or licensees in the Company Intellectual Property.

               (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Owned Intellectual Property or any other authorized exercise of rights in or to the Company Owned Intellectual Property by Company or its successors or licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity, or right in personal or other data of any person. Further, to the knowledge of Company and the Principal Shareholders, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Licensed Intellectual Property or any other authorized exercise of rights in or to the Company Licensed Intellectual Property by Company or its licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by Company or its successors or licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company and the Principal Shareholders, are threatened by any person nor, to the knowledge of Company and the Principal Shareholders, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and all registered mask works, domain names, and trademarks listed on the Company Disclosure Schedule and all copyright registrations held by Company are valid, enforceable and subsisting. To the knowledge of Company and the Principal Shareholders, there is no unauthorized use, infringement, or misappropriation of any of the Company Owned Intellectual Property by any employee, or former employee, or other third party.

               (f) No parties other than Company possess any current or contingent rights to any source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

               (g) The Company Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property other than employees of Company whose work product was created by them within the scope of their employment by Company and constitutes works made for hire owned by Company. Company has secured from all parties who are not employees and who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to Company and has provided true and complete copies of such assignments or licenses to Expedia.

               (h) The Company Disclosure Schedule includes a true and complete list of support and maintenance agreements relating to Company Owned Intellectual Property or to which Company is a party as to Company Licensed Intellectual Property, including the identity of the parties and the respective dates of such agreements.

               (i) Company has obtained legally binding written agreements from all employees and third parties with whom Company has shared confidential proprietary information (i) of Company or (ii) received from others which Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

               (j) Company has obtained any and all necessary consents from consumers with regard to the Company's collection and dissemination of personal consumer information in accordance with Company's privacy policy as published on its website. Company's practices regarding the collection and use of consumer personal information are in accordance with Company's privacy policy as published on its website.

               (k) The Company Owned Intellectual Property is, and any products manufactured and commercially released by Company or currently under development, are fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time during or after the calendar year AD 2000. To the knowledge of Company and the Principal Shareholders, the Company Licensed Intellectual Property is fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. Schedule 2.1.5(k) sets forth the tests, inquiries and other activities undertaken by Company up to Closing, with respect to the Year 2000 Compliant nature of any and all Company Intellectual Property. For the purposes of this Agreement, "Year 2000 Compliant" means that neither the performance nor the functionality of any Company Intellectual Property is or will be materially affected by dates prior to, during or after the calendar year AD 2000 and in particular (but without limitation):

               (i) such Company Intellectual Property accurately receives, provides and processes, and will accurately receive, provide and process, date/time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including without limitation calendar years 1999 and 2000;

               (ii) such Company Intellectual Property will not malfunction, cease to function, provide invalid or incorrect results or cause any interruption in the operation of the business of Company as a result of any date/time data;

               (iii) date-based functionality of such Company Intellectual Property behaves and will continue to behave consistently for dates prior to, during and after the calendar year 2000;

               (iv) in all interfaces and data storage of such Company Intellectual Property, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

               (v) the calendar year 2000 is and will be recognized as a leap year by such Company Intellectual Property.

          2.1.6  Financial Statements. Company has delivered to Expedia its
                 --------------------
audited financial statements as of December 31, 1998, its reviewed financial statements for the quarter ending March 31, 1999 and its internally prepared financial statements for the quarters ending June 30, 1999, September 30, 1999 and December 31, 1999, and at Closing the Company shall deliver its audited financial statements as of December 31, 1999, each of which financial statements include balance sheets and statements of income and cash flow as of the date of such (such financial statements are collectively referred to as the "Financial Statements"). The Financial Statements: (i) are in accordance with the books and records of Company, (ii) present fairly, in all material respects, the financial position of Company as of the dates indicated and the results of its operations for each of the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except as described in the Company Disclosure Schedule, subject to ordinary year-end adjustments and notes. There are no material off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or the Company Disclosure Schedule. The liabilities of Company were incurred in the ordinary course of Company's business. The "Pro Forma Closing Balance Sheet" attached as Schedule 2.1.6 sets forth, based on reasonable assumptions relating to the operation of the business conducted by Company, the balance sheet as of the estimated Closing Date. A "Final Pro Forma Closing Balance Sheet" will be prepared and delivered in accordance with Section 6.2.12, and when so delivered, shall be (i) in accordance with the books and records of Company and on a basis consistent with the Financial Statements and Pro Forma Closing Balance Sheet, (ii) present fairly, in all material respects, the financial position of Company as of the Closing Date and the results of its operations for the Closing Date, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied.

          2.1.7  Taxes.
                 -----

               (a) Company has timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports, elections and information statements ("Returns") required to be filed by it, which Returns are true, correct and complete in all respects, and paid all taxes required to be paid as shown on such Returns. All taxes required to be paid in respect of the periods covered by such Returns ("Return Periods") on or prior to Closing have either been paid or fully accrued on the books of Company. Company has fully accrued all unpaid taxes in respect of all periods prior to Closing on the Pro Forma Closing Balance Sheet. Company has not taken any position on any tax return or filing which is or would be subject to penalties under Section 6662 of the Code. Company has not requested or been granted any extension of time to file any Return. There is no difference between the amounts of the book basis and the tax basis of any asset of Company that is not reflected in an appropriate accrual of deferred tax liability on the books of Company or fully reflected in the Financial Statements. All material elections with respect to taxes made by or with respect to the Company are set forth on Company Disclosure Schedule. Company has provided Expedia true and correct copies of all Returns, all correspondence with any taxing authority, all Return work papers, any tax planning memoranda prepared for the Company and other tax data (except for memoranda and other tax data as to which the Company has asserted or reasonably could assert is privileged under applicable law).

               (b) No deficiencies or adjustments for any tax have been claimed, proposed or assessed or threatened. Company Disclosure Schedule accurately sets forth the years for which Company's federal and state income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service ("IRS") and the applicable state taxing agencies. Company is not subject to any pending or threatened tax audit or examination. Company Financial Statements contain adequate accruals for all unpaid taxes. Company has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or tax returns. Company Disclosure Schedule sets forth as of December 31, 1998 (i) the tax basis of the Company in its assets, (ii) the current and accumulated earnings and profits of the Company, (iii) the amount of any net operating loss carryover, net capital loss carryover, unused investment credit or other credit carryover and charitable contribution carryover of the Company, (iv) the amount of any deferred gain or loss allocable to the Company or excess loss account of the Company, and (v) a list of all partnerships, limited liability companies or other legal business entities (within the meaning of Treas. Reg. Section 701.7701-3) in which the Company has an interest.

               (c) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other governmental charges including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts, amounts collected by the Company as taxes and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

               (d) There are no liens for taxes upon the assets of Company except for taxes that are not yet payable. Company has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

               (e) No consent or agreement has been made under Section 341(f) of the Code, by or on behalf of Company or any predecessor thereof. Company is not and has not been a party to any tax sharing or tax allocation agreement. No item of income or gain reported by the Company for financial accounting purposes in any pre-closing period is required to be included in taxable income in any post-closing period. Company has never been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code other than a group the common parent of which was the Company. Company has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor does Company have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. Company is not a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code or any similar provision of foreign, state or local law ("Excess Parachute Payment"). Company does not have and has not had a "permanent establishment" (as defined in any applicable income tax treaty) in any country other than the United States. Company and the Principal Shareholders will take all action required by Section 280G of the Code and the Regulations thereunder necessary to ensure that no payment in connection with the Merger constitutes an Excess Parachute Payment. Company has made no election under Section 197 of the Code. There are no outstanding rulings or requests for rulings from any taxing authority with respect to Company.

               (f) The use of any net operating loss carryover, net capital loss carryover, unused investment credit or other credit carryover of Company is not subject to any limitation pursuant to Section 382 of the Code or otherwise (except as such limitation may be imposed as a result of the transactions contemplated under this Agreement). Company is not and has never been a real property holding corporation within the meaning of Section 897 of the Code. None of the assets of Company is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former
Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of Company is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of Company secures any debt the interest on which is tax exempt under

Section 103 of the Code. Company is liable for no taxes of any person other than the Company and its Subsidiaries under the provisions of Treas. Reg. Section 1.1502-6(a).

          2.1.8  Absence of Certain Changes and Events. Since September 30,
                 -------------------------------------
1999, there has not been:

               (a) Any transaction involving more than $20,000 entered into by Company other than in the ordinary course of business; any change (or any development or combination of developments of which Company or the Principal Shareholders has knowledge which is reasonably likely to result in such a change) in Company's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been materially adverse to Company's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Company due to fire or other casualty, or any other loss, whether or not insured, amounting to more than $20,000 in the aggregate;

               (b) Any declaration, payment, or setting aside of any dividend or other distribution to or for the holders of any Company Common Shares;

               (c) Any termination, modification, or rescission of, or waiver by Company of rights under, any existing contract having or likely to have a material adverse effect on Company's Business Condition or any other contract or arrangement with an Internet portal or distributor;

               (d) Any discharge or satisfaction by Company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet included in the Financial Statements as of September 30, 1999 and current liabilities incurred since September 30, 1999 in the ordinary course of business; or

               (e) Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction on any of the assets, tangible or intangible, of Company.

          2.1.9  Accounts Receivable. All of the accounts receivable shown on
                 -------------------
the Pro Forma Closing Balance Sheet and the Final Pro Forma Closing Balance Sheet have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such Pro Forma Closing Balance Sheet and Final Pro Forma Closing Balance Sheet balance sheet and net of returns and payment discounts allowable by Company's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within sixty (60) days of the due date, subject to no counterclaims or setoffs.

          2.1.10  Leases in Effect. All real property leases and subleases as to
                  ----------------
which Company is a party and any amendments or modifications thereof are listed on the Company Disclosure Schedule (each a "Lease" and collectively, the "Leases") and are valid, in full force and effect, enforceable, and there are no existing defaults, and Company has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. The Company does not own and has never owned any interest in real property other than leasehold interests.

          2.1.11  Personal Property. Company has good and marketable title, free
                  -----------------
and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances, and restrictions of any nature whatsoever (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements, and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the December 31, 1999 balance sheet included in the Financial Statements or used in Company's business as of the date of such balance sheet even if not reflected thereon, except for acquisitions and dispositions in the ordinary course of business. The Company Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property having a book value of $10,000 or more, which are used by Company in the conduct of its business, and all such equipment and property are in good operating condition and repair, reasonable wear and tear excepted.

          2.1.12  Certain Transactions. None of the employees, directors,
                  --------------------
officers, or shareholders of Company, or any member of any of their families (as defined below), is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with Company, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee other than for services rendered by a shareholder as an employee of Company. None of Company's employees, officers or directors has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of Company, or any supplier, distributor or customer of Company, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans and employment agreements copies of which have been provided to Expedia. For purposes of this Agreement "families" shall include all individuals who by reason of ancestry, adoption or marriage have a common parent or grandparent.

          2.1.13  Litigation and Other Proceedings. Neither Company nor any of
                  --------------------------------
its officers, directors, or employees is a party to any pending or, to the knowledge of Company and the Principal Shareholders, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of Company or, in the case of an individual, from acts in his or her capacity as an officer, director, or employee of Company which individually or in the aggregate would be materially adverse to Company. Company is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Company's Business Condition.

          2.1.14  No Defaults. Company is not, nor has Company received notice
                  -----------
that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Charter Documents of Company; (ii) any judgment, decree or order applicable to

Company; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Company is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Company.

          2.1.15  Major Contracts. Company is not a party to or subject to:
                  ---------------

               (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

               (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like;

               (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

               (d) Any OEM agreement, distribution agreement, volume purchase agreement, corporate end user sales or service agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate during any twelve (12) month period $20,000 or pursuant to which Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

               (e) Any lease for real or personal property in which the amount of payments which Company is required to make on an annual basis exceeds $20,000;

               (f) Any material agreement, license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing of the Merger, or the consummation of the transactions contemplated hereby or thereby;

               (g) Any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $20,000 or more;

               (h) Any material license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users in the ordinary course of business consistent with prior practice); or

               (i) Any contract containing covenants purporting to limit Company's freedom to compete in any line of business in any geographic area.

     All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are required to be listed in the Company Disclosure Schedule pursuant to this Section 2.1.15 are valid and in full force and effect and Company has not, nor, to the best knowledge of Company, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof.

          2.1.16  Material Relations. To Company and the Principal Shareholders'
                  ------------------
knowledge, none of the parties to any of the major contracts identified in the Company Disclosure Schedule pursuant to Section 2.1.15, if any, have terminated, or in any way expressed an intent to materially reduce or terminate the amount of its business with Company in the future.

          2.1.17  Insurance and Banking Facilities. The Company Disclosure
                  --------------------------------
Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Company in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which Company has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Company with respect to any such contracts of insurance or indemnity have been paid, and Company does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All material known claims for insurance or indemnity have been presented.

          2.1.18  Employees. Company does not have any written contract of
                  ---------
employment or other employment agreement with any of its employees that is not terminable at will by Company. Company is not a party to any pending, or to Company's knowledge, threatened, labor dispute. Company has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining, payment of social security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or threatened to be brought, in any court or administrative agency by any former or current Company employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending from any current or former employee or any other person arising out of Company's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

          2.1.19  Employee Benefit Plans. Each employee benefit plan ("Plan")
                  ----------------------
covering active, former, or retired employees of Company is listed in the Company Disclosure Schedule. Company has made available to Expedia a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract. No annual reports (Form 5500) have been required to be filed with the Internal Revenue Service. To the extent applicable, each Plan complies, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of ERISA or Section 412 of the Code. No "prohibited transaction", as defined in ERISA Section 406 or Code
Section 4975 has occurred with respect to any Plan. Each Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. There are no pending or anticipated claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. Company has not incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Company, or any entity which is considered one employer with Company under Section 4001 of ERISA. Company has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multi-employer plan." within the meaning of
Section 4001(a)(3) of ERISA. There are no restrictions on the rights of Company to amend or terminate any Plan without incurring any liability thereunder. Company has not engaged in or is a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by Company relating to, or change in employee participation or coverage under, any Plan. Neither Company nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Company other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. Except as disclosed on the Company Disclosure Schedule, Company has administered the executive compensation Plans, if any, in a manner which will not result in a compensation charge against earnings or the loss of deductions for federal and state income tax purposes.

          2.1.20  Certain Agreements. Except as contemplated by this Agreement,
                  ------------------
neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Company (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Company under any Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.1.21  Guarantees and Suretyships. Company has no powers of attorney
                  --------------------------
outstanding (other than those issued in the ordinary course of business with respect to tax matters), and Company has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

          2.1.22  Brokers and Finders. Neither Company nor the Principal
                  -------------------
Shareholders has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Company owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

          2.1.23  Certain Payments. Neither Company nor the Principal
                  ----------------
Shareholders acting on behalf of Company, nor to the best knowledge of Company and the Principal Shareholders, any person or other entity acting on behalf of Company has, directly or indirectly, on behalf of or with respect to Company:
(i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of Company,
(iv) created or used any "off-book" bank or cash account or "slush fund," or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

          2.1.24  Environmental Matters. To the best knowledge of Company and
                  ---------------------
the Principal Shareholders:

               (a) There has not been a discharge or release on any real property owned or leased by Company (the "Real Property") of any Hazardous Material (as defined below) in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials ("Environmental Laws"), except for those that would not, individually or in the aggregate have a material adverse effect on Company;

               (b) No Hazardous Material has been used by Company in the operation of Company's business in amounts that would violate any Environmental Laws;

               (c) Company has not received from any Governmental Entity or third party any request for information, notice of claim, demand letter, or other notification, notice or information that Company is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

               (d) There have been no environmental investigations, studies, audits, tests, reviews, or other analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

               (e) There is no asbestos present in any Real Property owned or operated by Company, and no asbestos has been removed from any Real Property while such Real Property was owned or operated by Company; and

               (f) There are no underground storage tanks on, in or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of Company.

     "Hazardous Material" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule, or order, (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity,
(iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by Company or the then current owner(s) of any of the Real Property.

          2.1.25  Business Relations. The Company Disclosure Schedule sets forth
                  ------------------
all suppliers of Company representing five percent (5%) or more of Company's costs or revenues for the eleven (11) months ended November 30, 1999 and their has been no material change in such suppliers since that date. No material customer or supplier or co-party to any Internet distribution or portal agreement of Company has threatened to cease to do business with Company, whether as a result of a transaction such as set forth herein or otherwise. Since December 31, 1998, the Company has not experienced any material difficulties either in obtaining suppliers or Internet distributors or in its material relationships with current suppliers or Internet distributors necessary for the operation of its business as presently conducted, and to Company's knowledge no such material difficulties are anticipated, pending or threatened, whether in connection with the operation of the Company's business as presently conducted or its business Prospects. Company is not required to provide any bonding or other security for any of its suppliers.

          2.1.26  Disclosure. Neither the representations or warranties made by
                  ----------
Company or the Principal Shareholders in this Agreement, nor the final Company Disclosure Schedule or any other certificate executed and delivered by Company or the Principal Shareholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          2.1.27  Real Property. All Real Property of the Company is listed on
                  -------------
the Company Disclosure Schedule. No other real property has been owned, leased or licensed by Company. The Company has good and marketable title, free and clear of all material title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions (including without limitation, mortgages and deeds of trust), in fee simple absolute with respect to the portion of Real Property identified on the Company Disclosure Schedule as being owned, and as a leasehold estate with respect to the portion of Real Property identified on the Company Disclosure Schedule as being leased. The Real Property is in good operating condition (normal wear and tear excepted) and is suitable for the uses in which it is currently being employed and is free from any known material defect. The use and operation of the Real Property is in full compliance with applicable material provisions of building and fire codes and zoning and land use laws. All certificates of occupancy and other building permits are in full force and effect, without default by or notice of default to the Company. All water, sewer, gas, electric, electronic communications and drainage facilities and all other utilities required by law, statute, rule or regulation or by the Company's use and operation of the Real Property are installed on the Real Property and are adequate to service the Real Property under its current use. The Company has all material easements and rights of way necessary for the operation of the Company's business as presently conducted. There are no condemnation proceedings pending, or to the knowledge of Company, threatened in respect of the Real Property. The Company has no contractual obligation to purchase, sell, offer a right of first refusal or a right of first offer with respect to any real property. The Company has granted no option to purchase real property. There are no leases, subleases, licenses, occupancy agreements or other agreements, oral or written, under the Company is the lessor of any portion of the Real Property or sublessor under any lease.

          2.1.28  Reliance. The foregoing representations and warranties are
                  --------
made by Company and the Principal Shareholders with the knowledge and expectation that Expedia and Sub are placing reliance thereon.

     2.2  Representations and Warranties of Expedia and Sub. Except as disclosed
          -------------------------------------------------
in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates and is delivered by Expedia to Company prior to the execution of this Agreement (the "Expedia Disclosure Schedule"), Expedia and Sub represent and warrant to Company as follows:

          2.2.1  Organization, Standing and Power. Expedia is a corporation duly
                 --------------------------------
organized and validly existing under the laws of Washington, and Sub is a corporation duly organized and validly existing under the laws of Delaware, and each has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Expedia.

          2.2.2  Authority. The execution, delivery, and performance of this
                 ---------
Agreement by Expedia and Sub has been duly authorized by all necessary corporate action of Expedia and Sub. Each of Expedia and Sub has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of each of Expedia and Sub in accordance with its terms.

          2.2.3  Compliance with Laws and Other Instruments. Neither the
                 ------------------------------------------
execution and delivery of this Agreement by Expedia or Sub nor the performance by Expedia or Sub of its obligations under this Agreement will violate any material provision of law or will conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, assets, or shares of capital stock of Expedia pursuant to any charter document of Expedia or Sub or any agreement, indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which Expedia is a party or by which Expedia or any of its assets are bound or affected. No Consent is required by or with respect to Expedia or Sub in connection with the execution and delivery of this Agreement by Expedia or Sub or the consummation by Expedia or Sub of the transactions contemplated hereby or thereby, except for the filing of the Merger Documents with the Secretary of State of Delaware and such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on Expedia's Business Condition.

          2.2.4  Financial Statements and SEC Documents. Expedia has made
                 --------------------------------------
available to Company complete and accurate copies, as amended or supplemented, of its (a) Form S-1 Registration Statement under the 1933 Act, as amended on October 26, 1999 and November 8, 1999 and the prospectus dated November 9, 1999 contained in the Form S-1 Registration Statement and (b) all other reports filed by Expedia pursuant to Section 13 of the 1934 Act with the SEC since November 9, 1999 (such reports are collectively referred to herein as the "SEC Documents"). The SEC Documents constitute all of the documents required to be filed by Expedia under Section 13 of the 1934 Act with the SEC since November 9, 1999 and were prepared in accordance with the requirements of the 1934 Act. The SEC Documents (including without limitation all information and filings incorporated therein by reference) are, as of the time filed, accurate and complete and contain and will contain no material misstatement and do not omit to state any fact necessary to make the statements therein not misleading.

          2.2.5  Capital Shares. The Expedia Common Shares issuable in the
                 --------------
Merger are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement and the Merger Documents will be validly issued, fully paid, nonassessable and not subject to any preemptive rights. Except as set forth in Schedule 2.2.5, attached hereto, the authorized, issued and outstanding capital shares of Expedia are as set forth in the SEC Documents as of the dates of the financial statements or other information included in the SEC Documents.

          2.2.6  Disclosure. Neither the representations or warranties made by
                 ----------
Expedia or Sub in this Agreement, nor the final Expedia Disclosure Schedule or any other certificate executed and delivered by Expedia pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          2.2.7  Intellectual Property Rights. Except as otherwise described in
                 ----------------------------
Expedia's Securities and Exchange Commission filings: (a) Expedia owns or possesses adequate rights to use all trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as currently conducted, (b) Expedia does not expect the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights which would result in a material adverse effect on Expedia,
(c) Expedia has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of Expedia by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which would result in a material adverse effect on Expedia, and (d) Expedia has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on Expedia. Except as otherwise disclosed in Expedia's Securities and Exchange Commission filings, to the knowledge of Expedia there is no claim being made against Expedia regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trade marks, service marks, trade names or copyrights. Except as otherwise disclosed in Expedia's Securities and Exchange Commission filings, to its knowledge, Expedia does not in the current conduct of its business nor as or currently proposed to be conducted within the next eleven (11) months following execution of the Agreement infringe any patent of any third party, or any discovery, invention, product or process which is the subject of a patent applications filed by a third party, known to Expedia, which such infringement is reasonably likely to result in a material adverse effect on Expedia. As used in this Section only, references to the "knowledge" of expectations of Expedia shall mean only the actual knowledge and expectations of the officers of Expedia.

          2.2.8  Reliance. The foregoing representations and warranties are made
                 --------
by Expedia and Sub with the knowledge and expectation that Company is and the Principal Shareholders are placing reliance thereon.

          2.2.9  Tax Matters. Prior to the Merger, Expedia will be in control of
                 -----------
Sub within the meaning of Section 368(c)(1) of the Code. Expedia has no plan or intention to reacquire any of the Expedia Common Shares issued in connection with the Merger. Expedia has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation other than Expedia, to sell or otherwise dispose of the capital stock of the Surviving Corporation, except for transfers of shares of the Surviving Corporation to corporations controlled by Expedia or to cause the Surviving Corporation to sell or otherwise dispose of any assets, except for dispositions made in the ordinary course of business, transfers of assets to a corporation controlled by the Surviving Corporation and transfers the result of which shall not affect the treatment of the Merger under Section 368 of the Code. The Surviving Corporation will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

                                  ARTICLE III
                             COVENANTS OF COMPANY

     During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), each of Company and the Principal Shareholders, jointly and severally, agree (except as expressly contemplated by this Agreement, as specifically permitted by, or as set forth in, the Company Disclosure Schedule or otherwise permitted by Expedia's prior written consent):

     3.1  Conduct of Business.
          -------------------

          3.1.1  Ordinary Course. Company shall carry on its business in the
                 ---------------
usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants, and employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Company shall promptly notify Expedia of any event or occurrence or emergency which is not in the ordinary course of business of Company and which is material and adverse to Company's Business Condition. The foregoing notwithstanding, Company shall not, except as approved in writing by
Expedia:

               (a) enter into any commitment or transaction (i) to be performed over a period longer than six months in duration, or (ii) to purchase assets or services (other than raw materials, supplies, or cash equivalents) for a purchase price in excess of $20,000;

               (b) grant any bonus, severance, or termination pay to any officer, director, independent contractor or employee of Company;

               (c) except for agreements (i) involving expenditures by Company or financial exposure of Company reasonably understood to amount in the aggregate to less than $50,000, (ii) which are terminable in accordance with their terms on not less than ninety (90) days notice, or (iii) hotel revenue sharing agreements providing for not more than ten percent (10%) of applicable hotel revenues to be directed to the other party thereto, enter into or amend any agreements (A) pursuant to which any other party is granted marketing, publishing or distribution rights of any type or scope with respect to any hardware or software or Internet content products of Company, or (B) related to Internet advertising or provision of Internet travel services or related Internet content with any owner or operator of internet sites other than Expedia;

               (d) except in the ordinary course of business and consistent with prior practice, enter into or terminate or fail to exercise any right to extend or renew any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments or commitments, or amend or otherwise change the terms thereof;

               (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Company's business, provided Company consults with Expedia prior to filing such suit, or (iii) for a breach of this Agreement;

               (f) materially modify existing discounts or other terms and conditions with dealers, distributors and other resellers of Company's products;

               (g) materially modify the terms and conditions of existing strategic partnering agreements or enter into new strategic partnering agreements; or

               (h) accelerate the vesting or otherwise modify any restricted stock option, warrant, or other outstanding rights or other securities.

          3.1.2  Dividends, Issuance of or Changes in Securities. Company shall
                 -----------------------------------------------
not: (i) declare or pay any dividends on or make other distributions to its stockholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Company to issue any such shares, Company Voting Debt or other convertible securities, (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Company, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or (v) propose any of the foregoing.

          3.1.3  Governing Documents. Company shall not amend its Charter
                 -------------------
Documents.

          3.1.4  No Acquisitions. Company shall not acquire or agree to acquire
                 ---------------
by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to make any such acquisition.

          3.1.5  No Dispositions. Company shall not sell, lease, license,
                 ---------------
transfer, mortgage, encumber or otherwise dispose of any of its assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business consistent with prior practice.

          3.1.6  Indebtedness. Company shall not incur any indebtedness for
                 ------------
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise.

          3.1.7  Compensation. Company shall not adopt or amend any Plan or pay
                 ------------
any pension or retirement allowance not required by any existing Plan. Company shall not enter into or modify or accelerate the disposition of benefits under any employment contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries and other remuneration for which Company is obligated pursuant to a written agreement a copy of which has been provided to Expedia.

          3.1.8  Claims. Company shall not settle any claim, action or
                 ------
proceeding, except in the ordinary course of business consistent with past practice.

     3.2  Access to Properties and Records. Throughout the period between the
          --------------------------------
date of this Agreement and the Closing, Company shall give Expedia and its representatives full access, upon reasonable notice and during reasonable business hours but in such a manner as not unduly to disrupt the business of Company, to its premises, properties, contracts, commitments, books, records, and affairs, and shall provide Expedia with such financial, technical, and operating data and other information pertaining to its business as Expedia may request, provided that such information is reasonably related to Expedia's planning of post-Merger integration of the Company into its business and, provided further that the Company shall have no obligation to provide access to information reasonably deemed by Company to be proprietary, including its source code. With Company's prior consent, which shall not be unreasonably withheld, Expedia shall be entitled to make appropriate inquiries of third parties in the course of its investigation.

     3.3  Breach of Representations and Warranties. Except as expressly
          ----------------------------------------
permitted by this Agreement, neither Company nor any Principal Shareholder will take any action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.1 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Company or the Principal Shareholders will give detailed notice thereof to Expedia and will use their best efforts to prevent or promptly remedy such breach or inaccuracy.

     3.4  Consents. Company will promptly apply for or otherwise seek, and use
          --------
its commercially reasonable efforts to obtain, all consents and approvals, and make all filings, required with respect to the consummation of the Merger, including without limitation, compliance with and consents and approvals under the HSR Act.

     3.5  Tax Returns. Company shall promptly provide Expedia with copies of all
          -----------
tax returns, reports and information statements that have been filed or are filed prior to the Closing Date.

     3.6  Shareholder Approval. Each of the Principal Shareholders agrees to
          --------------------
vote all of such Shareholder's Company Shares, to the extent allowed by the Company's Charter Documents or applicable law, for the approval of this Agreement and the appropriate Merger Documents as required by the DGCL by written consent solicited by Company for such purpose or at a special meeting of Principal Shareholders called for such purpose.

     3.7  Preparation of Disclosure and Solicitation Materials. As promptly as
          ----------------------------------------------------
practicable after the execution of this Agreement, Company will promptly submit to its shareholders, information and documents relating to Company, its business or operations, Expedia, its business or operations, the terms of the Merger and this Agreement, and the material facts concerning all payments which in the absence of shareholder approval would be "Parachute Payments" as defined in Code
Section 280G(b)(2), in form and substance reasonably satisfactory to Expedia and its counsel, to satisfy all requirements of applicable state and federal securities laws, the DGCL and Code Section 280G(b)(5)(B) and the regulations thereunder. Company will not provide or publish to its Shareholders any material concerning it or its affiliates that violates the DGCL, the 1933 Act or the 1934 Act with respect to the transactions contemplated hereby.

     3.8  Exclusivity; Acquisition Proposals. Unless and until this Agreement
          ----------------------------------
shall have been terminated by either party pursuant to Article VIII hereof and thereafter subject to Section 8.5, neither Company nor any of the Principal Shareholders shall (and each shall use its best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than Expedia and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"), (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any person other than Expedia or its representatives concerning Company's business or properties or afford to any person other than Expedia or its representatives or entity access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information (and then only after giving prior notice to Expedia), (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger. In addition, if Company is contacted by any third party expressing interest in an Acquisition Transaction, Company will promptly notify Expedia in writing of such contact.

     3.9  Employees. Prior to Closing, Company agrees to terminate such
          ---------
employees as Expedia may designate in writing at least two (2) business days prior to Closing and use its best efforts to obtain releases from such employees substantially in the form attached hereto as Exhibit 3.9. Company shall pay all severance expenses, if any, associated with termination of such employees. Expedia shall consult with the Principal Shareholders prior to determining which employees, if any, shall be terminated.

     3.10  Notice of Events. Throughout the period between the date of this
           ----------------
Agreement and the Closing, Company shall promptly advise Expedia of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning Company covered by the representations, warranties, and covenants of Company and the Principal Shareholders contained in this Agreement. During such period Company shall promptly provide notice to Expedia as soon as practicable after receiving notice of or becoming aware of the expiration or termination or any event which with the passage of time is reasonably expected to result in expiration or termination of any contracts, arrangements, plans and agreements
(a) pursuant to which any other party is granted marketing, publishing or distribution rights of any type or scope with respect to any hardware or software or Internet content products of Company, (b) related to Internet advertising or provision of Internet travel services or related Internet content with any owner or operator of internet sites other than Expedia or (c) pursuant to which any other party is granted rights to share revenues from hotel and air travel bookings. The Disclosure Schedule identifies all such contracts, arrangements, plans and agreements which by their terms will expire or are reasonably expected to be terminated prior to the "outside date" provided for in
Section 8.4 and which were not terminable at will or set to expire in less than ninety (90) days at the time in which entered.

     3.11  Best Efforts. Company and the Principal Shareholders will use their
           ------------
best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                                  ARTICLE IV
                             COVENANTS OF EXPEDIA

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Expedia agrees (except as expressly contemplated by this Agreement or with Company's prior written consent) that either it or Sub will take or cause the following actions to be taken:

     4.1  Breach of Representations and Warranties. Neither Expedia nor Sub will
          ----------------------------------------
take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 2.2 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Expedia will give detailed notice thereof to Company and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

     4.2  Conduct of Business by Expedia Pending the Merger. Expedia shall
          -------------------------------------------------
promptly notify Company of any event or occurrence that is material and adverse to the Business Condition of Expedia; provided, however; that the disclosure of such event or occurrence in a Expedia SEC Document shall satisfy such requirement so long as such Expedia SEC Document is filed within a reasonable period of time after Expedia becomes aware of such event or occurrence and in any event prior to the Effective Time. In the event Expedia shall agree to acquire by merging or consolidating with, by purchasing an equity interest in, or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof and any such business or assets to be acquired includes products that could reasonably be considered to be competitive with the Company's business generally related to the development and sale of travel services over the Internet (a "Competitive Business"), Expedia shall either (i) delay any filings required to be made by Expedia under the HSR Act with respect to such acquisition until the applicable waiting period with respect to the Merger under the HSR Act shall have expired or have been earlier terminated or (ii) agree with the applicable Governmental Entity to hold separate such Competitive Business or take similar actions that would cause such Governmental Entity to permit promptly the expiration or termination of the waiting period under the HSR Act with respect to the Merger.

     4.3  1934 Act Materials. Expedia shall provide Company and its shareholders
          ------------------
with the information relating to Expedia as required by Rule 502(b) of Regulation D of the 1933 Act.

     4.4  Consents. Expedia will promptly apply for or otherwise seek, and use
          --------
its best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

     4.5  Best Efforts. Each of Expedia and Sub will use its best efforts to
          ------------
effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     In addition to the foregoing, Expedia, Sub, Company and the Principal Shareholders each agree to take the following actions after the execution of this Agreement.

     5.1  Investment Agreements. All resale of Expedia Common Shares by the New
          ---------------------
Expedia Shareholders shall be subject to the restrictions imposed by the investment agreements in the form attached as Exhibit 5.1 (including the restriction set forth in Sections 1.9 and 5.7), which shall be entered into by each New Expedia Shareholder and Expedia (the "Investment Agreements"). Expedia shall be entitled to place appropriate legends on the certificate evidencing any Expedia Common Shares to be received by New Expedia Shareholders pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Expedia Common Shares consistent with the terms of the Investment Agreements.

     5.2  Legal Conditions to the Merger. Each of Expedia and Company will take
          ------------------------------
all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Expedia, Company and the Principal Shareholders will take all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any Consent required to be obtained or made by Company or Expedia in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement, including, without limitation, compliance with and consents and approvals required under the HSR Act.

     5.3  Employee Benefits. Certain employees of Company will be offered the
          -----------------
opportunity to continue employment with Company and/or commence an employment relationship with Expedia, provided, however, that nothing contained herein or in the offer letters shall be considered as requiring Company or Expedia to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Company or employment with Expedia is not offered or implied for any other employees of Company and any continuation of employment with Company after the Closing shall be at will.

     5.4  Expenses. If the Merger is not consummated, all fees, costs and other
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense. Provided that Company shall have provided to Expedia prior to the execution of this Agreement a reasonable estimate of all such expenses of Company, Expedia agrees to pay or cause to be paid all such fees, costs and expenses provided that such do not materially differ from such estimate, and, in any event, such expenses shall be accrued on the Final Pro Forma Closing Balance Sheet (but in no event shall such accrual affect the calculation of the Adjusted Company Share Price under Section 1.5).

     5.5  Additional Agreements. In case at any time after the Effective Time
          ---------------------
any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Company, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

     5.6  Public Announcements. Neither Expedia, Company nor the Principal
          --------------------
Shareholders shall disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys and accountants of the parties hereto, or except as Expedia determines in good faith to be required by the federal securities laws after consultation with Company and its counsel) without the prior written consent of each of the other parties hereto. It is anticipated that Expedia will issue a press release shortly following the execution of this Agreement which shall be made available to Company and its counsel for review and consultation.

     5.7  Lock-Up. Other than sales under an effective Registration Statement
          -------
under Section 1.9.2, during the period beginning on the Effective Date and continuing to and including the date One Hundred Fifty (150) days thereafter, in addition to any other restrictions on sale of Expedia Common Shares issuable in the Merger applicable to any New Expedia Shareholder, no New Expedia Shareholder shall offer, sell, contract to sell or otherwise dispose of any shares of Expedia Common Shares received by such shareholder in the Merger. Nothing in this Section shall restrict the ability of a New Expedia Shareholder to pledge shares pursuant to margin loans.

     5.8  Tax Matters. Company shall properly and timely file all Returns with
          -----------
respect to the Company required to be filed prior to the Closing Date as well as a 1999 Return signed by KPMG Peat Marwick LLP and shall pay all taxes required to be paid prior to the Closing Date, including amounts due under such 1999 Return, taking into account any applicable extensions. Company shall (i) notify Expedia promptly if it receives notice of any tax audit, the assessment of any tax, the assertion of any tax lien, or any request, notice or demand for taxes by any taxing authority, (ii) provide Expedia a description of any such matter in reasonable detail (including a copy of any written materials received from the taxing authority), and (iii) take no action with respect to such matter without the consent of Expedia. Neither the Principal Shareholders nor the Company shall (i) make or revoke any tax election which may affect the Company,
(ii) execute any waiver of restrictions on assessment of any tax, or (iii) enter into any agreement or settlement with respect to any tax without the approval of Expedia, which shall not be unreasonably withheld. The Principal Shareholders shall arrange to have all Returns of the Company with respect to periods ending on or prior to the Closing Date prepared and filed at the Company's expense, and signed by a current officer of the Company. Any Returns referred to in this Section shall be prepared on a basis consistent with past practice and shall be subject to the approval of Expedia, which approval shall occur timely and which shall not be unreasonably withheld. The Principal Shareholders, Expedia and the Company shall cooperate in good faith in the preparation of such Returns, any returns required to be filed by the Principal Shareholders for period prior to the Effective Time, and in any tax audit or examination of the Company or the Principal Shareholders and shall retain and make available to any other party any documentation which is necessary or required for the preparation of such Returns, the Principal Shareholders returns or in connection with any such audit or examination.

     5.9  HSR Act Filings.
          ---------------

          5.9.1  Filings and Cooperation. Each of Expedia and Company shall take
                 -----------------------
all reasonable steps (i) to make or cause to be made with fifteen (15) days of the execution of this

Agreement the filings required of such party or any of its affiliates or Subsidiaries under the HSR Act with respect to the Merger and the other transactions provided for in this Agreement, (ii) to comply in a timely manner with any request under the HSR Act for additional information, documents, or other material received by such party or any of its affiliates or Subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Merger, or such other transactions, and (iii) to cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (as defined in Section 5.9.2) with respect to any such filing, the Merger, or any such other transaction. Each party shall promptly inform the other party of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Merger, or any such other transactions. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

          5.9.2  Objections. Each of Expedia and Company shall take all
                 ----------
reasonable steps to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Merger or any other transactions provided for in this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, and, if by mutual agreement, Expedia and Company decide that litigation is in their best interests, each of Expedia and Company shall cooperate vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger. Each of Expedia and Company shall take such reasonable action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Merger and such other transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Section 5.9.2 or in
Section 5.9.1, (y) neither Expedia nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on the drawing and diagramming software business of Expedia combined with the Surviving Corporation after Closing, and (z) neither Company nor its Subsidiaries shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on the Business Condition of Company.

          5.9.3 Rights. Nothing contained in this Section 5.9 shall be construed
                ------
to prevent any party from exercising its right to terminate pursuant to Section
8.4 hereof.

          5.10 Founders' Loans. Upon the Effective Time, Expedia shall forgive
               ---------------
outstanding loans from the Company to the Founders not in excess of $270,000.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT


     6.1  Conditions to Each Party's Obligation to Effect the Merger. The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          6.1.1  Governmental Approvals. Other than the filing of the Merger
                 ----------------------
Documents with the Secretary of State of Delaware, all Consents legally required for the consummation of the Merger and the transactions contemplated by this Agreement, including any consents and approvals under the HSR Act, shall have been filed, occurred, or been obtained, other than such Consents, for which the failure to obtain would have no material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of Expedia or Company.

          6.1.2  No Restraints. No statute, rule, regulation, executive order,
                 -------------
decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     6.2  Conditions of Obligations of Expedia and Sub. The obligations of
          --------------------------------------------
Expedia and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Expedia and Sub:

          6.2.1  Representations and Warranties of Company and the Principal
                 -----------------------------------------------------------
Shareholders. The representations and warranties of Company and the Principal
------------
Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that will not have a material adverse effect on Company's Business Condition on either a stand alone or a pro forma basis. Expedia shall have received a certificate signed by each of Timothy M. Poster, Stephen L. Cavallaro and Thomas C. Breitling (or any successor thereof at Company), individually as shareholders and as officers of Company, to such effect on the Closing Date.

          6.2.2  Performance of Obligations of Company and the Principal
                 -------------------------------------------------------
Shareholders. Company and the Principal Shareholders shall have performed in all
------------
material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Expedia shall have received a certificate signed by each of Timothy M. Poster, Stephen L. Cavallaro and Thomas C. Breitling (or any successor thereof at Company), individually as shareholders and as officers of Company, to such effect on the Closing Date.

          6.2.3  Investment and Escrow Agreements. Expedia shall have received
                 --------------------------------
Escrow Agreements from each holder of Company Shares that are convertible into Expedia Common Shares and each holder of Company Options and Investment Agreements from each holder of Company Shares that are convertible into Expedia Common Shares, in each case duly executed by such holder or such holder's attorney in fact.

          6.2.4  Offer Letters for Required Employees. As of the Closing, four
                 ------------------------------------
of the five the employees of Company listed on Schedule 6.2.4 and not less than eighty percent (80%) of the other employees of Company (exclusive of non-supervisory and non-management call center employees) offered employment with Expedia on terms substantially similar to their employment with Company (the "Required Employees") shall have (a) signed, and not taken any action or expressed any intent to terminate or modify, an offer letter accepting employment with Company or Expedia together with any such other agreements as are customarily executed by new employees of Expedia or its Subsidiaries or other affiliates in form and content satisfactory to Expedia and (b) repaid to Company all loans to (other than loans to be forgiven pursuant to Section 5.10) and other amounts outstanding from such Required Employees.

          6.2.5  Noncompetition Agreements. Each of the persons set forth in
                 -------------------------
Schedule 6.2.5 shall have executed a two year Noncompetition Agreement substantially in the form attached as Exhibit 6.2.5 and not taken any action or expressed any intent to terminate or modify such agreements.

          6.2.6  Legal Action. There shall not be overtly threatened or pending
                 ------------
any action, proceeding or other application before any court or Governmental Entity brought by any person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any damages caused by such transactions which if successful would have a material adverse effect on the viability of such transactions; or (ii) seeking to prohibit or impose any limitations on Expedia's ownership or operation of all or any portion of Company's business or assets, or to compel Expedia to dispose of or hold separate all or any portion of its or Company's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on the viability of such transactions.

          6.2.7  Opinion of Counsel. Expedia shall have received an opinion
                 ------------------
dated as of the Closing Date of the Morgan Lewis and Bockius, counsel to Company, substantially in the form attached as Exhibit 6.2.7.

          6.2.8  Consents. Expedia shall have received duly executed copies of
                 --------
all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Company Disclosure Schedule or reasonably deemed necessary by Expedia's legal counsel to provide for the continuation in full force and effect of any and all contracts and leases of Company and for Expedia to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Expedia, except for such thereof the absence of which shall not have a material adverse effect on Company's Business Condition or the benefits of the transactions provided for in this Agreement.

          6.2.9  Termination of Rights and Certain Securities. Any registration
                 --------------------------------------------
rights, rights of refusal, rights to any liquidation preference, or redemption rights relating to any security of Company shall have been terminated or waived in writing as of the Closing. Except as set forth in Schedule 1.4, no warrants, options, convertible securities or other rights to purchase or acquire any securities of Company shall be outstanding.

          6.2.10  Assignments of Personal Rights to Company Intellectual
                  ------------------------------------------------------
Property. The Principal Shareholders, employees, and independent contractors
--------
(including former independent contractors) of Company shall have executed such assignments and other documentation as may be reasonably requested by Expedia to effectively transfer or confirm the transfer of all right, title and interest to the Company Intellectual Property to Company and/or Expedia as its successor.

          6.2.11  No Casualty. There shall not have been any damage, destruction
                  -----------
or loss, whether or not covered by insurance, materially and adversely affecting the proprietary software, documentation or other Company Intellectual Property where there are no undamaged duplicate copies of such proprietary software, documentation or other Company Intellectual Property in the possession of Company.

          6.2.12  Company Financial Statements and Pro Forma Closing Balance
                  ----------------------------------------------------------
Sheet. Company shall have provided Expedia with audited financial statements of
-----
Company as of December 31, 1999 and the Final Pro Forma Closing Balance Sheet (as defined in Section 2.1.6) which shall have been prepared in good faith, in a form reasonably satisfactory to Expedia. The Final Pro Forma Balance Sheet shall not reflect a material adverse change in Company from the Pro Forma Balance Sheet attached as Schedule 2.1.6.

          6.2.13  Shareholder Approvals; Dissenting Shares. This Agreement and
                  ----------------------------------------
the Merger shall have been approved by not less than the number of shareholders required to approve the Merger under the DGCL, any Parachute Payments shall have been approved by not less than seventy five percent (75%) of the voting power of the outstanding Company Shares held by persons not receiving Parachute Payments that are the subject of such vote, and all persons who are "disqualified persons" as defined in Section 280G of the Code and the regulations thereunder shall have acknowledged in writing that their receipt of any Parachute Payment is subject to the approval of shareholders set forth in Section 280G of the Code and the regulations thereunder, and holders of not more than five percent (5%) of the voting power of outstanding Company Shares shall not have perfected appraisal rights under the DGCL.

          6.2.14  Accredited Investors. No more than thirty-five (35) of the
                  --------------------
persons that will become New Expedia Shareholders following the Closing shall not be "accredited investors" as defined under Regulation D of the 1933 Act, and Expedia shall have received a certificate signed by an officer of the Company to that effect that is reasonably satisfactory to Expedia.

          6.2.15  Waiver or Termination of Certain Rights. Meristar Hotels and
                  ---------------------------------------
Prime Hospitality shall have executed waivers in form and substance reasonably satisfactory to Expedia of their right to terminate their respective agreements with Company dated June 22, 1999 and June 24, 1999 upon a "change in control" and upon the Company's failure to make a public offering of its common stock within six months of the date of such agreements; and each employee of Company with an employment agreement with Company shall have terminated such employment agreement (provided that no such waiver shall affect Stephen Cavallaro's right to receive severance under Section 3 of his employment agreement six months from Closing as set forth in his Consulting Agreement with Expedia).

          6.2.16  Exercise of Warrants. Holders of Company Warrants (other than
                  --------------------
Assumed Warrants) representing not more than one percent (1%) of the Company's fully diluted Common Shares shall not have exercised their Warrants (on a net exercise basis) for Company Shares as of the Closing Date (or waived their right to have such Company Warrants assumed by a party acquiring the Company by merger).

          6.2.17  1999 Tax Return. The 1999 Return of the Company signed by KPMG
                  ---------------
Peat Marwick LLP shall have been filed by the Company.

          6.2.18  Conveyance of Real Property. Expedia shall have received
                  ---------------------------
documentation, reasonably satisfactory to Expedia, that title to the real property currently used by the Company in the conduct of its Business but owned by Timothy Poster, if any, has been conveyed to the Company in fee simple absolute, free and clear of any mortgages, liens and deeds of trust (other than mortgages, liens and deeds of trust securing indebtedness of the Company set forth in the Financial Statements and the Final Pro Forma Closing Balance Sheet).

     6.3  Conditions of Obligation of Company. The obligation of Company and the
          -----------------------------------
Principal Shareholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by Company and the Principal
Shareholders:

          6.3.1  Representations and Warranties of Expedia and Sub. The
                 -------------------------------------------------
representations and warranties of Expedia and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Company shall have received a certificate signed on behalf of Expedia by an officer of Expedia to such effect.

          6.3.2  Performance of Obligations of Expedia and Sub. Expedia and Sub
                 ---------------------------------------------
shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Company shall have received a certificate signed on behalf of Expedia by an officer of Expedia to such effect.

          6.3.3  Opinion of Expedia's Counsel. Company and the Principal
                 ----------------------------
Shareholders have received an opinion dated the Closing Date of Preston Gates & Ellis llp, counsel to Expedia, substantially in the form attached as Exhibit 6.3.3.

                                  ARTICLE VII
                                INDEMNIFICATION


     7.1  Indemnification Relating to Agreement. The Holders (other than the
          -------------------------------------
Principal Shareholders), by reason of the approval by the Holders of the Merger and/or each Holder's acceptance of the consideration provided for in Section 1.4 and by the execution of the Escrow Agreement pursuant to Section 1.4.4 which is a condition to receiving such consideration, severally but not jointly, and the Principal Shareholders, jointly and severally, shall, agree to defend, indemnify, and hold Expedia harmless from and against, and to reimburse Expedia with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including attorneys' fees) ("Indemnifiable Amounts") of every nature whatsoever incurred by Expedia by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than Expedia) that if true, would constitute a breach, by Company or the Principal Shareholders of any representation or warranty of Company or the Principal Shareholders contained in this Agreement or in any certificate or other document delivered to Expedia pursuant to the provisions of this Agreement, (ii) the failure, partial or total, of Company or the Principal Shareholders to perform any agreement or covenant required by this Agreement to be performed by it or them, (iii) any action or omission by Company, the Principal Shareholders, their affiliates, agents or representatives relating to this Agreement, and (iv) any federal or state tax liability, or asserted liability of the Company relating to any period of time prior to and through the Closing which is not disclosed in the Financial Statements or the Final Pro Forma Closing Balance Sheet, and in each case without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein. The obligations of any Holder to indemnify Expedia shall be determined without regard to any right to indemnification to which any Holder may have in his or her capacity as an officer, director, employee, agent or any other capacity of Company and no Holder shall be entitled to any indemnification from Company or the Surviving Corporation for amounts paid hereunder. There shall be no right of contribution from Company or any successor to Company.

     7.2  Claims for Indemnification. With respect to any claims or demands by
          --------------------------
third parties, other than claims or demands covered by Section 7.3, whenever Expedia shall have received a written notice that such a claim or demand has been asserted or threatened, or whenever Expedia shall seek indemnification pursuant to this Article VII, Expedia shall notify the "Holders' Representative" (as designated in the Escrow Agreement) of such claim or demand and of the facts within Expedia's knowledge that relate thereto within a reasonable time after receiving such written notice. The Holders' Representative shall then have the right to contest, negotiate or settle any such claim or demand through counsel of his own selection, satisfactory to Expedia and solely at the Holders' own cost, risk, and expense. Notwithstanding the preceding sentence, the Holders shall not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Expedia, which consent shall not be unreasonably withheld. By way of illustration and not limitation it is understood that Expedia may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Expedia or any of its Subsidiaries. Expedia shall not have the right to object to a settlement which consists solely of the payment of a monetary damage amount and which is subject to full indemnification under this Agreement. If the Holders' Representative fails to give written notice to Expedia of his intention to contest or settle any such claim or demand within twenty (20) calendar days after Expedia has notified the Holders' Representative that any such claim or demand has been made in writing and received by Expedia, or if any such notice is given but any such claim or demand is not promptly contested by the Holders' Representative, Expedia shall have the right to satisfy and discharge the same by payment, compromise, or otherwise, in accordance with the procedures set forth in the Escrow Agreement. Expedia may also, if it so elects and entirely within its own discretion, defend any such claim or demand if the Holders' Representative fails to give notice of his intention to contest or settle any such claim or demand, in which event Expedia and its affiliates shall be entitled to indemnification to the full extent of the Total Escrow (as defined in the Escrow Agreement ) for any and all costs, losses, liabilities, and expenses whatsoever, including without limitation reasonable attorneys' and other professional fees, that Expedia may sustain, suffer, incur, or become subject to as a result of Expedia's decision to defend any such claim or demand.

     7.3  Tax Contests. Notwithstanding any of the foregoing, the Holders shall
          ------------
have no right to control any federal or state income tax audit, and Expedia shall have the sole right to conduct any tax audit or other tax contest relating to the Expedia tax return, subject to the provisions of this paragraph. Notwithstanding the foregoing, in the event of any audit of the reorganization of the Company effected January 21, 1999, Expedia shall have no right to control such audit, and the Principal Shareholders shall have the sole right to conduct any tax audit or other tax contest relating to such, subject to the provisions of this paragraph. The party controlling the response to an audit under this paragraph shall (A) consult with the other parties with respect to the resolution of any issue that would affect such other parties in that or any other taxable year, and (B) not settle any such issue, or file any amended Return relating to such issue, without the consent of the other parties, which consent shall not unreasonably be withheld. Where consent to a settlement is withheld by another party pursuant to clause (B) of the preceding sentence, such other party may continue or initiate any further proceedings at its own expense, provided, that the liability of the first party, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return. In the event any Indemnifiable Amounts arise out of such tax audits, the party controlling such audit will notify the other party and the Holders' Representative and allow him to comment on any written submissions relating to any Indemnifiable Amounts.

     7.4  Limitations. The representations, warranties, covenants and agreements
          -----------
of Company and the Principal Shareholders set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement and shall continue until September 30, 2001 (the "Termination Date"), at which time all representations and warranties shall expire, provided, however, that the obligation to indemnify Expedia for breaches of the representations, warranties and covenants in Sections 2.1.7 and 5.8 relating to taxes (as defined in Section 2.1.7) shall continue until thirty (30) days after the expiration of all statutes of limitations applicable to such taxes. Notwithstanding any other provision in this Article VII, Indemnifiable Amounts to be paid by the Holders and Principal Shareholders shall be satisfied solely by the securities deposited into escrow pursuant to Section 1.4.5, provided that
(i) the representations, warranties and covenants in Sections 2.1.7 and 5.8 relating to taxes, other than taxes arising out of the Company's reorganization in January 1999, if any, and (ii) obligations of the Principal Shareholders for Indemnifiable Amounts arising out of willful misstatements, willful omissions or fraud of Company or the Principal Shareholders shall not be subject to such limitation.

     7.5  Binding Effect. The indemnification obligations of the Holders
          --------------
contained in this Article VII are an integral part of this Agreement and Merger in the absence of which Expedia would not have entered into this Agreement.

     7.6  Other Remedies. Nothing contained in this Article VII shall be in lieu
          --------------
of, or constitute a waiver of, any remedies at law or in equity that Expedia may otherwise have against the Holders or Principal Shareholders for wrongful action by such persons, including without limitation claims arising out of willful misstatements, willful omissions or fraud of Company or the Principal Shareholders.

     7.7  Tax Consequences. As stated in Section 1.7, it is the intent of the
          ----------------
parties that the Merger is intended to be a "reorganization" within the meaning of Section 368 of the Code; however, except as otherwise provided in Section 7.8, no party or its counsel shall have any obligation, of indemnification or otherwise, in the event it is determined that the tax consequences differ from those intended or those described in the solicitation statement/private placement memorandum or otherwise.

     7.8  Indemnity by Expedia. Expedia agrees to defend, indemnify, and hold
          --------------------
the Holders harmless from and against, and to reimburse Holders with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses incurred by Holders by reason of or arising out of or in connection with any breach of its representation and warranty in Section 2.2.9.


                                  ARTICLE VIII
                                  TERMINATION

     8.1  Mutual Agreement. This Agreement may be terminated at any time prior
          ----------------
to the Effective Time by the written consent of Expedia and Company.

     8.2  Termination by Expedia. This Agreement may be terminated by Expedia
          ----------------------
alone, by means of written notice to Company, if there has been a material breach by Company or any of the Principal Shareholders of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within ten (10) business days following receipt by Company of notice of such breach.

     8.3  Termination by Company. This Agreement may be terminated by Company
          ----------------------
alone, by means of written notice to Expedia, as set forth in Section 1.4.1(a)(iii) or (iv) or if there has been a material breach by Expedia of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within (10) ten business days following receipt by Expedia of notice of such breach.

     8.4  Outside Date. This Agreement may be terminated by Expedia alone or by
          ------------
Company alone by means of written notice if the Effective Time does not occur on or prior to May 15, 2000.

     8.5  Effect of Termination. In the event of termination of this Agreement
          ---------------------
by either Company or Expedia as provided in this Article, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Expedia, Company, Sub or their respective officers or directors or the Principal Shareholders, except that (i) the provisions of Sections 5.4, 5.6, 9.2, 9.11, and any other confidentiality agreement between the parties shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.


                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1  Entire Agreement. This Agreement, including the exhibits and schedules
          ----------------
delivered pursuant to this Agreement, any confidentiality agreement between the parties and any other agreement between the parties of equal date herewith, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

     9.2  Governing Law. Other than corporate matters with respect to the Merger
          -------------
which shall be governed by Delaware laws, as applicable, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as applied to agreements entered into and entirely to be performed within that state, without regard to the conflict of laws provisions thereof. Company, the Principal Shareholders and the Holders' Representative consent to jurisdiction and venue in King County, Washington.

     9.3  Notices. All notices, requests, demands or other communications which
          -------
are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is
(a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

     If to Expedia or Sub:               Expedia, Inc.
     --------------------                13810 SE Eastgate Way, Suite 400
                                         Bellevue, WA  98008
                                         Attention:  Mark S. Britton, Vice
                                         President and General Counsel
                                         Telephone No.: (425) 564-7332
                                         Facsimile No.: (425) 564-7240

     With a copy to:                     Preston Gates & Ellis LLP
     --------------                      Suite 5000
                                         701 Fifth Avenue
                                         Seattle, WA 98104-7078
                                         Attention:  Richard B. Dodd
                                         Telephone No.:  (206) 623-7580
                                         Facsimile No.: (206) 623-7022

     If to Company:                      Travelscape.com, Inc.
     -------------                       8951 W. Sahara Ave.
                                         Las Vegas, Nevada  89117
                                         Telephone No.:  (702) 938-2100
                                         Facsimile No.:  (702) 735-4320

     With a copy to:                     Morgan, Lewis & Bockius LLP
     --------------                      300 S. Grand Avenue, 22nd Floor
                                         Los Angeles, CA  90071
                                         Attention: Peter P. Wallace
                                         Telephone No. (213) 612-2532
                                         Facsimile No: (213) 612-2554

     If to Holders'                      Tim Poster
     --------------                      Travelscape.com, Inc.
     Representative:                     8951 West Sahara Avenue
     --------------                      Las Vegas, NV  89117
                                         Telephone No.: (702) 938-2100
                                         Facsimile No.: (702) 735-4320

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.3.

     9.4  Severability. If any provision of this Agreement is held to be
          ------------
unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent. If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

     9.5  Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall survive the Effective Time; provided that such survival is subject to termination in accordance with Section 7.4.

     9.6  Assignment. No party to this Agreement may assign, by operation of law
          ----------
or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this
Section 9.6 shall be voidable and shall entitle the other party to this Agreement to terminate this Agreement at its option in addition to any and all other remedies that may be available to such party at law or in equity. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.7  Counterparts. This Agreement may be executed in two or more partially
          ------------
or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page - Agreement and Plan of Reorganization in the form annexed to this Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

     9.8  Amendment. This Agreement may not be amended except by an instrument
          ---------
in writing signed on behalf of each of the parties hereto.

     9.9  Extension, Waiver. At any time prior to the Effective Time, any party
          -----------------
hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.10  Interpretation. When a reference is made in this Agreement to
           --------------
Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, references to sections of the Company Disclosure Schedule or Expedia Disclosure Schedule, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available, if requested, by the party to whom such information is to be made available. The phrase "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 30, 2000.

     9.11  Confidentiality. Company and the Principal Shareholders agree to keep
           ---------------
confidential and not to disclose the terms and conditions of this Agreement specifically including, without limitation, the price payable per share of Company Common Stock Equivalents, the aggregate consideration payable hereunder and number of Expedia Common Shares to be issued and to advise all Company officers, directors, stockholders and employees (and counsel to Company and its stockholders) of this obligation and to indemnify and hold Expedia harmless from any breach of this agreement in accordance with the provisions of Article VII.

     9.12  Arbitration. The parties shall endeavor to resolve all disputes by
           -----------
agreement and to that end shall each provide the other with sufficient descriptions and information regarding its position to permit informed assessments and decisions. Any disagreement, claim, demand, controversy, or dispute which arises after the Closing in any way relating to this Agreement and the performance or alleged breach by the parties, whether involving questions of law or fact or both and regardless of the nature thereof or the remedy therefor, which is not settled by agreement of the parties shall be resolved pursuant to the arbitration provisions in Section 2.3.3 of the Escrow Agreement.

             SIGNATURE PAGE - AGREEMENT AND PLAN OF REORGANIZATION


     IN WITNESS WHEREOF, Expedia, Sub, Company and the Principal Shareholders have executed this Agreement as of the date first written above.

EXPEDIA, INC.                                    TRAVELSCAPE.COM, INC.


By /s/ Richard N. Barton                         By /s/ Stephen L. Cavallaro
   ---------------------------                      ----------------------------
Name: Richard N. Barton                          Name: Stephen L. Cavallaro
Title: CEO                                       Title: President and CEO



TRAVEL ENTERPRISES, INC.


By /s/ Mark Britton
   ---------------------------
Name: Mark Britton
Title: Secretary



PRINCIPAL SHAREHOLDERS:


/s/ Thomas Breitling
------------------------------
Thomas Breitling

/s/ Timothy Poster
------------------------------
Timothy Poster

      First Amendment to Travelscape Agreement and Plan of Reorganization

            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is dated as of March 13, 2000, and is entered into by and among EXPEDIA, INC., a Washington corporation ("Expedia), TRAVEL ENTERPRISES, INC., a Delaware corporation ("Sub"), TRAVELSCAPE.COM, INC., a Delaware corporation ("Company"), and PRINCIPAL SHAREHOLDERS OF TRAVELSCAPE.COM, INC. ("Principal Shareholders") with reference to the following facts:

                                   RECITALS
                                   --------

A. On January 31, 2000, the parties entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement");

B. Section 9.8 provides that the Reorganization Agreement may be amended by an agreement in writing signed on behalf of Expedia, Sub, Company, and Principal Shareholders;

C. The parties now desire to amend the Reorganization Agreement, as more particularly set forth below:

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of the foregoing recitals of facts, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.4.5 of the Reorganization Agreement is amended as follows. The following shall be added at the end of the first sentence:
          "provided, that no Expedia Common Shares issuable to the holders of
           ---------
          Company Preferred Shares shall be subject to such escrow". The second sentence shall be amended to add the words "Company Preferred Shares" immediately following the words "but shall not include ..."

     2. Except as amended by this Amendment, the Agreement of Reorganization shall otherwise remain in full force and effect.

     3. The interpretation and construction of this Amendment, and all matters relating hereto, shall be governed by the laws of the State of Washington applicable to agreements executed and to be performed solely within such State.

     4. This Amendment may be executed in one or more counterparts all of which taken together shall constitute one instrument.

                           [Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have fixed their signatures as of the date first written above.


EXPEDIA, INC.                           TRAVELSCAPE.COM, INC.


By: /s/ Richard N. Barton               By: /s/ Stephen L. Cavallaro
   ---------------------------             ------------------------------
Name: Richard N. Barton                 Name: Stephen L. Cavallaro
Title: CEO                              Title: President and CEO


TRAVEL ENTERPRISES, INC.

By: /s/ Mark Britton
   ---------------------------
Name: Mark Britton
Title: Secretary


PRINCIPAL SHAREHOLDERS


/s/ Thomas Breitling
------------------------------
Thomas Breitling


/s/ Timothy Poster
------------------------------
Timothy Poster

     Second Amendment to Travelscape Agreement and Plan of Reorganization

           SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

THIS SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is dated as of March 15, 2000, and is entered into by and among EXPEDIA, INC., a Washington corporation ("Expedia), TRAVEL ENTERPRISES, INC., a Delaware corporation ("Sub"), TRAVELSCAPE.COM, INC., a Delaware corporation ("Company"), and PRINCIPAL SHAREHOLDERS OF TRAVELSCAPE.COM, INC. ("Principal Shareholders") with reference to the following facts:

                                   RECITALS
                                   --------

A. On January 31, 2000, the parties entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement");

B. Section 9.8 provides that the Reorganization Agreement may be amended by an agreement in writing signed on behalf of Expedia, Sub, Company, and Principal Shareholders

C    The Reorganization Agreement has been amended once in the First Amendment to the Agreement and Plan of Reorganization dated March 13, 2000 (the "First Amendment");

D. The parties now desire to further amend the Reorganization Agreement, as more particularly set forth below:

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of the foregoing recitals of facts, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.5 of the Reorganization Agreement is amended such that the number ".9868" in the last sentence of Section 1.5 shall be amended to read ".9956".
     2. Except as amended by this Amendment and the First Amendment, the Agreement of Reorganization shall otherwise remain in full force and effect.

     5. The interpretation and construction of this Amendment, and all matters relating hereto, shall be governed by the laws of the State of Washington applicable to agreements executed and to be performed solely within such State.

     6. This Amendment may be executed in one or more counterparts all of which taken together shall constitute one instrument.

                           [Signature Page follows]

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

IN WITNESS WHEREOF, the parties hereto have fixed their signatures as of the date first written above.


EXPEDIA, INC.                           TRAVELSCAPE.COM, INC.


By:  /s/ Richard N. Barton              By: /s/ Stephen L. Cavallaro
     --------------------------             -----------------------------
Name: Richard N. Barton                 Name: Stephen L. Cavallaro
Title: CEO                              Title: President and CEO


TRAVEL ENTERPRISES, INC.

By: /s/ Mark Britton
    ---------------------------
Name: Mark Britton
Title: Secretary


PRINCIPAL SHAREHOLDERS


/s/ Thomas Breitling
-------------------------------
Thomas Breitling


/s/ Timothy Poster
-------------------------------
Timothy Poster

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